UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2020

AEGLEA BIOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37722	46-4312787
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

805 Las Cimas Parkway Suite 100 Austin, TX		78746
(Address of principal executive offices)		(Zip Code)

(512) 942-2935

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 Par Value Per Share	AGLE	The Nasdaq Stock Market LLC (Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

On April 16, 2020, Aeglea BioTherapeutics, Inc. (the “Company”) entered into a Capital on DemandTM Sales Agreement (the “Offering Agreement”) with JonesTrading Institutional Services LLC, as agent (“JonesTrading”), pursuant to which the Company may offer and sell, from time to time through JonesTrading shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), having an aggregate offering price of up to $60.0 million (the “Shares”).

The offer and sale of the Shares will be made pursuant to a shelf registration statement on Form S-3 (File No. 333-228967) and the related base prospectus filed by the Company with the Securities and Exchange Commission (the “SEC”) on December 21, 2018 as subsequently amended, and declared effective by the SEC on February 13, 2019, as supplemented by a prospectus supplement (the “Prospectus Supplement”) dated April 16, 2020 and filed with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”).

Pursuant to the Offering Agreement, JonesTrading may sell the Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415 of the Securities Act (the “Offering”). JonesTrading will use commercially reasonable efforts consistent with its normal trading and sales practices to sell the Shares from time to time, based upon instructions from the Company, including any price or size limits or other customary parameters or conditions the Company may impose.

The Company is not obligated to make any sales of the Shares under the Offering Agreement. The offering of Shares pursuant to the Offering Agreement will terminate upon the earliest of (a) the sale of all the Shares subject to the Offering Agreement or (b) the termination of the Offering Agreement by JonesTrading or the Company, as permitted therein.

The Company will pay JonesTrading a commission rate up to 3.0% of the aggregate gross proceeds from each sale of Shares and have agreed to provide JonesTrading with customary indemnification and contribution rights. The Company will also reimburse JonesTrading for certain specified expenses in connection with entering into the Offering Agreement. The Offering Agreement contains customary representations and warranties and conditions to the placements of the Shares pursuant thereto.

The foregoing description of the Offering Agreement is not complete and is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The opinion of the Company’s counsel regarding the validity of the Shares that will be issued pursuant to the Offering Agreement is also filed herewith as Exhibit 5.1.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Common Stock discussed herein, nor shall there be any offer, solicitation, or sale of common stock in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 1.02:	Termination of a Material Agreement.

On April 15, 2020, the Company provided notice of termination to Jefferies LLC (“Jefferies”) to terminate its existing Open Market Sale AgreementSM (the “Prior Agreement”) with Jefferies, effective April 16, 2020. The Prior Agreement had established an “at-the-market offering” program through which the Company had the right to issue and sell shares of its common stock for an aggregate offering price of up to $60.0 million. Prior to termination, the Company had not sold any shares of its common stock under the Prior Agreement. The Company will not incur any early termination penalties in connection with the termination thereof.

Item 2.02	Results of Operations and Financial Condition.

On April 16, 2020, the Company filed the Prospectus Supplement with the SEC pursuant to Rule 424(b) under the Securities Act, relating to the Offering. In the Prospectus Supplement, the Company disclosed that it expects to report that the Company had cash, cash equivalents, marketable securities, and restricted cash of approximately $50.5 million as of March 31, 2020 and the Company believes that it has sufficient resources to meet is obligations for at least one year from the date of this Current Report on Form 8-K. This amount reflects the Company’s estimates based solely upon information available to it as of the date of this Current Report on Form 8-K, and the amount reported is not a comprehensive statement of its financial results or position as of March 31, 2020. The actual amount that the Company reports will be subject to its financial closing procedures and any final adjustments that may be made prior to the time its financial results for the period ended March 31, 2020 are finalized. The preliminary financial data included herein has been prepared by, and is the responsibility of, the Company’s management. PricewaterhouseCoopers LLP has not audited, reviewed, compiled, or applied agreed-upon procedures with respect to the preliminary financial data. Accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto.

The information in this Item 2.02 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act. The information contained in this Item 2.02 shall not be incorporated by reference into any registration statement or other document filed by the Company with the SEC, whether made before or after the date of this Current Report on Form 8-K, regardless of any general incorporation language in such filing (or any reference to this Current Report on Form 8-K generally), except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

On April 16, 2020, the Company filed the Prospectus Supplement with the SEC as described in Item 1.01 above. The Prospectus Supplement contains the below updated description of certain aspects of the Company’s business. Accordingly, the Company is filing this information with this Current Report on Form 8-K for the purpose of updating the description of certain aspects of its business from the disclosure contained in the Company’s prior filings with the SEC, including the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2019.

Business Update

Our Development Programs

Pegzilarginase in Arginase 1 Deficiency

Overview: Our lead product candidate, pegzilarginase, is a recombinant human Arginase 1 that enzymatically degrades the amino acid arginine. We engineered pegzilarginase with modifications that enhance the stability and arginine-degrading activity of the enzyme in human plasma. For Arginase 1 Deficiency, which is a rare progressive disease, we believe pegzilarginase may reduce the harmful metabolic effects caused by the accumulation of high levels of arginine and other arginine-derived metabolites.

PEACE—Global Pivotal Phase 3 Study of Pegzilarginase in Patients with Arginase 1 Deficiency: We are currently conducting our Phase 3 PEACE (Pegzilarginase Effect on Arginase 1 Deficiency Clinical Endpoints) trial to evaluate the safety and efficacy of pegzilarginase. The trial is believed to be the first-ever investigative therapy that directly addresses the high arginine levels that are believed to be the key drivers of this devastating disease for patients with Arginase 1 Deficiency. We designed the PEACE trial based on input from the FDA and EMA.

PEACE is a single, global, randomized, double-blind, placebo-controlled trial designed to assess the effects of treatment with pegzilarginase versus placebo over 24 weeks with a primary endpoint of statistically significant plasma arginine reduction from baseline. The primary endpoint assesses the effectiveness of pegzilarginase in lowering plasma arginine levels given the evidence that plasma arginine control has the potential to improve the clinical status and slow disease progression in patients with Arginase 1 Deficiency. Secondary endpoints will include clinical outcome assessments focused primarily on mobility, in addition to safety and pharmacokinetics. The pivotal trial will span approximately 10 countries and 25 to 30 clinical sites. Upon completion of the 24-week treatment period, patients may qualify to participate in a long-term extension study of pegzilarginase. The FDA and EMA indicated that data from this PEACE trial showing plasma arginine reduction in conjunction with improvements in clinically meaningful aspects of the disease may be sufficient to support a marketing application for pegzilarginase in Arginase 1 Deficiency. We expect to complete enrollment in the PEACE trial in the third quarter of 2020 and anticipate that topline data from the PEACE trial will be available in the first quarter of 2021.

We began enrolling patients in June 2019 and plan to enroll approximately 30 (pediatric and adult) patients with Arginase 1 Deficiency. Patients enrolled in the trial are randomized on a two-to-one basis to receive weekly infusions of pegzilarginase (0.1 mg/kg), or placebo for the double-blind treatment period of 24 weeks. Dose adjustments during this period can be made to optimize plasma arginine control for levels outside the range of 50 to 150 µM.

Patients will be considered eligible for the PEACE trial during screening if they exhibit average plasma arginine levels of greater than 250 µM, are greater than two years of age and have a deficit in at least one dimension of mobility and/or adaptive behavior. All assessments and dose adjustments will be conducted in a blinded fashion at pre-specified intervals. Patients will remain on current disease management for the duration of the Phase 3 PEACE trial.

In addition to the primary endpoint of plasma arginine reduction, secondary endpoints in the Phase 3 PEACE trial will evaluate pegzilarginase relative to placebo through a multi-dimensional assessment of clinical response. A clinical responder is defined as a patient exhibiting improvement from baseline in mobility, measured by a 2 Minute Walk Test or Gross Motor Function Measure D (standing) or E (walking, running, and jumping). Additional secondary endpoints include a response rate for each individual assessment, the total number of mobility and adaptive behavior responses per patient and the proportion of patients with plasma arginine below medical guidance of 200 µM.

Given recent developments relating to the novel coronavirus disease 2019, or COVID-19, global pandemic, we have been taking steps to minimize potential impacts of COVID-19 related disruptions on the Phase 3 PEACE trial. The trial protocol already allowed for a patient to miss a few dosing appointments without being disqualified from the trial. Additionally, our open-label extension study includes use of a home healthcare program resulting in reduced hospital visits, and we are working on potentially providing similar home healthcare services for trial participants in the Phase 3 PEACE trial. We have not currently experienced significant impact on its supply chain and the Company currently has sufficient supply available for completion of its ongoing clinical trials.

Phase 1/2 Open Label Study of Pegzilarginase in Patients with Arginase 1 Deficiency: We completed a Phase 1/2 clinical trial for the treatment of patients with Arginase 1 Deficiency to assess the safety and clinical activity of pegzilarginase. The Phase 1/2, multi-center, single-arm, open label trial of pegzilarginase enrolled 16 adult and pediatric patients with Arginase 1 Deficiency in the United States, Canada, and Europe, exceeding the initial target of 10 patients. The Phase 1/2 dosing was completed in February 2019, with 14 patients completing 8 weeks of repeat dosing. The trial investigated both single ascending doses and repeated dosing. The primary endpoint of the trial was safety and tolerability of intravenous administration of pegzilarginase in patients with Arginase 1 Deficiency. The trial also evaluated the pharmacokinetic and pharmacodynamic effects of repeated doses of pegzilarginase on plasma arginine levels. Additionally, patients who completed the repeat dose part of the Phase 1/2 trial were eligible to enroll in a long-term open label extension study, with 14 out of 14 patients that completed the Phase 1/2 trial enrolling into the extension study.

Phase 2 Open Label Extension Study to Evaluate the Long-Term Safety, Tolerability and Effects of Pegzilarginase in Patients with Arginase 1 Deficiency Who Received Treatment in a Previous Study: After completing the repeat dose portion of the Phase 1/2 study and at least four weeks of post-treatment observation, patients were allowed to continue treatment with pegzilarginase by enrolling in a long-term open label extension study. This study is expected to provide important insights into the longer-term clinical effects of reducing plasma arginine.

In September 2019, we announced 20-dose data on 14 patients from our completed Phase 1/2 trial and ongoing Phase 2 open-label extension trial for pegzilarginase in patients with Arginase 1 Deficiency. We reported all patients continued to demonstrate marked and sustained reductions in plasma arginine following 20 doses of pegzilarginase and 79% (11 of 14) of patients were clinical responders, using mobility assessment components that correspond with the pivotal PEACE trial secondary endpoints. Pegzilarginase was well tolerated and the rates of treatment-related adverse events decreased over time. Serious adverse events included hypersensitivity and hyperammonemia, which were infrequent, expected, and managed with standard treatment and did not lead to any patient discontinuations.

Additionally, we announced in September 2019 that 10 of the 14 patients from our ongoing Phase 2 open-label extension trial for pegzilarginase in patients with Arginase 1 Deficiency had been dosed subcutaneously, or sc, with pegzilarginase. Administration of pegzilarginase by the subcutaneous route was shown to control plasma arginine levels and was generally well tolerated, with only four mild injection site reactions related to pegzilarginase in more than 200 injections. All 10 eligible patients switched to, and remained on, pegzilarginase (sc), with no patient discontinuations through the announcement date. We are evaluating the pegzilarginase (sc) route of administration in our Phase 2 open-label extension trial. We plan on filing our BLA submission with an IV route of administration. We then intend to evaluate pegzilarginase (sc) will be evaluated for future potential label enhancement, upon approved.

Regulatory Designations: We have obtained Orphan Drug Designation from the FDA and EMA, as well as Fast Track and Breakthrough Therapy Designations from the FDA, for pegzilarginase for the treatment of patients with Arginase 1 Deficiency. In addition, the FDA granted a Rare Pediatric Disease designation for pegzilarginase for the treatment of Arginase 1 Deficiency. This designation by the FDA confirms our eligibility to receive a Rare Pediatric Disease priority review voucher upon approval of a qualifying biologics license application for pegzilarginase if completed before October 1, 2022.

We met with the FDA in October 2019 to discuss the regulatory approval pathway for pegzilarginase, in a previously scheduled meeting before receiving Breakthrough Therapy Designation. The meeting provided greater clarity over several requirements to support approval through completion of the Phase 3 PEACE trial, including plans for the CMC portion of our BLA submission, immunogenicity assessments, and aggregation of the safety database. We expect to continue additional interactions with the FDA post-Breakthrough Therapy Designation.

ACN00177 in Homocystinuria

Overview: Our product candidate, ACN00177, is a novel PEGylated, or polyethylene glycol modified, human enzyme engineered to degrade free homocysteine and homocystine. We engineered ACN00177 by directed mutagenesis of amino acid residues within the active site of human cystathionine g-lyase, resulting in a molecule that has high substrate specificity for homocysteine and homocystine but not for the native substrate, cystathionine. For Homocystinuria due to cystathionine ß-synthase, or CBS, enzyme deficiency, which is the most common form of an inherited disorder of methionine metabolism that results in elevated homocysteine and homocystine, we believe ACN00177 may reduce the adverse impact of CBS enzyme deficiency in the transsulfuration pathway by providing an alternate pathway for enzymatic degradation of high plasma total homocysteine levels.

Phase 1/2 Open Label Study of ACN00177 in Patients with Homocystinuria: We expect to conduct a Phase 1/2 clinical trial for the treatment of patients with Homocystinuria. The primary objective of the trial is to evaluate the safety and tolerability of ACN00177 in subjects with Homocystinuria due to CBS deficiency. As a secondary objective, the trial will also characterize the pharmacokinetics and pharmacodynamics relationship of ACN00177 after single and multiple doses following intravenous and subcutaneous administration, as well as the magnitude of change in plasma tHcy. In April 2020 we announced approval of our Clinical Trial Application, or CTA, by the United Kingdom’s Medicines and Healthcare Products Regulatory Agency, or MHRA, for ACN00177.

The protocol for the Phase 1/2 clinical trial requires in-person visits to clinical trial sites, which are located in areas experiencing significant impacts to their healthcare systems due to COVID-19. Although we have an approved CTA and have completed much of the administrative work required to initiate the trial, it may be challenging to safely dose patients in the current environment. While we anticipate initiation of the Phase 1/2 clinical trial in the second quarter of 2020, our priorities at this time are to avoid further overburdening hospital staff and to minimize the risk of trial participants exposure to COVID-19.

AEB5100 Program in Cystinuria

Cystinuria is a rare genetic disease characterized by frequent and recurrent kidney stone formation requiring multiple procedural interventions, and by an increased risk of chronic kidney disease. Cystinuria occurs due to genetic mutations in amino acid transporters that lead to increased amounts of cystine in the urine. This results in high cystine concentrations in the urine and formation of kidney stones. As such, we engineered our AEB5100 program candidate to reduce plasma cystine and cysteine levels with accompanying reductions in urine cystine concentrations as an approach to inhibit both cystine crystal and kidney stone formation. We estimate there are greater than 10,000 individuals in the global addressable market with cystinuria.

In October 2018, we presented data on an early lead molecule from our AEB5100 program demonstrating reductions in plasma and urine cystine levels, accompanied by reduced kidney stone formation in a preclinical model of cystinuria. Given the significant impact of COVID-19 on our operations and the need for focus on our pegzilarginase clinical program, we are continuing the AEB5100 program with a concentrated internal effort.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

1.1	Capital on DemandTM Sales Agreement, dated April 16, 2020, by and between Aeglea BioTherapeutics, Inc. and JonesTrading Institutional Services LLC.

5.1	Opinion of Fenwick & West LLP

23.1	Consent of Fenwick & West LLP (contained in Exhibit 5.1)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEGLEA BIOTHERAPEUTICS, INC.

Date: April 16, 2020	By:	/s/ Charles N. York II
Charles N. York II
Chief Financial Officer